Stonefield Josephson, Inc.
                          Certified Public Accountants
                                Business Advisors

               Consent of Independent Certified Public Accountants

                                January 22, 2003

         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated November 19, 2002, relating to the financial statements of Cove Apparel, Inc. (a Development Stage Company) for the period from December 13, 2001 (Inception) to September 30, 2002, and the reference to our firm under the Caption "Experts" in the Prospectus.




                                     /s/ Stonefield Josephson, Inc.
                                     -------------------------------------------
                                     Stonefield Josephson, Inc.
                                     A Professional Accountancy Corporation
                                     Santa Monica, California